EXHIBIT 99.1

I would like to remind everyone that today's discussion will include forward looking information and forward-looking statements, future oriented financial information and non-IFRS measures regarding future events and our future financial performance. These statements reflect our views as of today only and should not be considered as representing our views of any subsequent date and, except as required by law we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after today, many of which are beyond our control.  These statements are also subject to material risks and uncertainties that could cause actual results to differ materially from expectations reflected in the forward-looking statements. A discussion of these risk factors is fully discussed or referred to in Salona's disclosure documents filed on EDGAR and SEDAR. During this call, we may also refer to certain non-GAAP financial measures. For information regarding our non-GAAP financials and a reconciliation of GAAP to non-GAAP measures, please also refer to our EDGAR and SEDAR filings.

Last week we posted our audited fiscal year financials ending February 28, 2022. As a reminder, we listed one year ago today, June 9, 2021. In the 9 months during the fiscal year we operated, we had a strong year with 113% revenue growth - about 50% of this was organic growth. We grew gross profits by 140% during this period.

As the financials prove, we are on track with our business plan.

We are focused on serving a $30 billion global market for products that help people recover from injuries, surgery, and physical disabilities, known as recovery science. We penetrate this market in through a proven approach. The same approach that I made with DJO Global, where I was the Chairman and CEO and that I ultimately sold to Blackstone for $1.6 billion.  Our primary strategy is acquiring companies that have not fully realized their revenue potential and marketing their products through established sales channels that I have taken decades to develop as CEO of DJO Global.

While we are in the very early stages of our plan - in fact just one year into the plan - our execution has been very solid since we launched Salona Global. We have made an average of one acquisition per quarter, and we saw organic growth post acquisition in each deal we did. Because we were strategic in our early acquisitions, we have purposely created a fully integrated medical device company with several engines to drive revenue profit growth.  We have proven we have a deep pipeline of deal flow where we can be picky about the companies we acquire. We target deals based upon their strategic fit into our overall strategy to build upon our existing fully integrated platform of business. We also get the benefit of the potential to grow revenues and profits upon closing the acquisition as an engine for growth.

The second engine of growth comes from product development. Because we have executed on our strategy to be able to innovate, produce and sell medical devices into the market, we now have this second prong of growth. We are working on several products that we can bring to market in short order that can be developed, approved and produced with a strong return on equity. The foundation for this growth is a combination of the businesses we acquired in the last year. We have world class innovation team in Simbex, a state-of-the-art US-based FDA approved production facility in SDP and several sales channels we have acquired or developed over the past few months.

Our third engine of growth is product IP acquisition. We acquired a portfolio of medical device product intellectual property recently, giving us the ability to expand our product offerings in our channels within weeks of the acquisitions, providing another important engine for growth. I am optimistic we have the opportunity to find more deals like this in the coming quarters.

Our fourth engine of growth is executing product distribution deals through our sales channels. In May, we executed a distribution agreement with a laser company in Europe enabling our current sales channel to offer additional, large ticket item sales to their product offerings. We are actively negotiating several more of these types of deals currently.

At DJO I built a billion-dollar company.  As a reminder, I was formerly the Chairman and CEO of DJO Global, a company I led from the early days, took public on the New York Stock Exchange and later sold to Blackstone for $1.6 billion dollars. I grew that company by first creating a fully integrated device company, and then picking superior products I knew would sell in international markets and niche US markets. I also picked products positioned to grow with the aging population and other favorable demographics.

Since selling DJO, I have seen this market change. It has become even more fragmented through product innovation. Additionally, the large businesses that serve the market, such as DJO, can no longer achieve meaningful growth by acquiring dozens of small device companies. Understandably, they are trying to move into higher risk/reward opportunities involving research and invention and requiring large capital investments. I believe, these two forces have created a terrific opportunity to recreate my success at DJO.

To fully take advantage of our opportunity, we have a talented and experienced team of executives and advisors that we have targeted as part of our acquisitions or recruited from experiences similar to this one. Luke Faulstick, who is our COO and was the founder of SDP, our first acquisition, helped build DJO. He has become our operational leader and with each month takes a greater role in our success. We have added Rick Greenwald from Simbex who also worked to develop products for me at DJO. We added Kenny Zisholz and Scott Rogow, both sales executives with significant experience that spent time with me at DJO.

We also have a well-known and talented M&A and capital markets team, led by the former Chairman and Vice Chairman for Patient Home Monitoring. PHM, as it was known, is now two companies listed on the Nasdaq, Viemed and Quipt. Those companies grew out of an acquisition juggernaut lead by my M&A team. The entire team is engaged with great urgency to take advantage of this opportunity.

Now that we have completed acquiring the building blocks of a fully integrated company, we are positioned to make additional acquisitions in numerous markets, develop and sell our own products, acquire product IP and execute distribution deals. I do want to remind our shareholders we were able to accomplish this in just one year of operations. In this short period of time, we have four solid methods to generate revenue and profit growth.

In terms of our goals for the future, we expect to continue our rapid revenue growth now that we have more pathways to execute on. We plan to raise our gross profit margins this year by investing in higher margin products and acquiring higher margin businesses..

We would like to get north of 40% as we develop our business and I am confident as we grow and get scale, we will be able to achieve that. At the moment, we are in the very early stages of this plan and I am pleased to see our focus on raising gross margins. Of course, we are going to focus on identifying and negotiating acquisitions of distribution channels in the next quarter or two and that may temper this figure, but in the end, when we push our high margin products through those channels we can start realizing margins closer to our 40% target. I do want to add we are fully staffed from a corporate overhead point of view, so each dollar in gross profit can translate into increased net profit. Please keep that in mind as we grow our business. We believe that our margins are primed to increase as we bring on more revenue. This is the early stage of a fast growth business and the fact that we have operational profit is fantastic. It speaks to our financial discipline and our focus on profitable acquisitions as well as a laser like focus on margins in general as we grow.

We do have significant transaction costs, however they are predominantly one-time expenses and I view them through the prism of a long term investment. Over the next several years, as we aim to build a company with ever increasing revenues, these upfront costs will become less and less material over time.

As we look forward to this fiscal year, we are well positioned to continue our revenue growth and increase our margins. Our goal is to make the next fiscal year even better than our first year in business.

As I have mentioned we have all the strategic building blocks of a fully integrated medical device company. We will grow by acquisition - implementing our post acquisition organic growth plan. We will grow by product development - we currently have five products under development we plan to introduce to the market. We will grow by acquiring product IP portfolios - like the electrode portfolio we acquired in April. And finally we will grow by executing distribution agreement - like the K-Laser agreement in May.

We also are in a strong financial position to take advantage of this growing market.  We have a strong balance sheet. We are operationally cash flow positive and we can take down additional debt too. We have not secured any enterprise debt at the parent company, which we have access to as we grow to finance further deals.

That bodes well for us in 2022 and beyond.

As for these newly announced potential acquisitions, we feel confident we can finish due diligence and close them soon thereafter. These two potential deals, if closed, will add about 23 million dollars, or 55% growth, in run-rate revenue. Additionally, they have higher gross margins than we currently report, which should lift our gross margins post close. If closed, we feel confident we can grow revenues post-closing as we have with our other acquisitions. Strategically, these companies fit well into our plan.

In summary, we are in a market that is growing and relatively recession proof.  We have cash, no enterprise debt at the parent company, we are operationally profitable and we have a strong pipeline of potential deals we believe we can do without tapping the equity markets. We are fully vertically integrated and we have four engines that we believe will drive our growth. We are focused on being an EPS machine now and into the future. With each passing quarter, our goal of growing EPS is at the center of our strategy.

We have the team with a track record to do it.

I know the capital markets are under pressure and we look to be one of those companies that is a must-have stock in 2022. While we are still small and under the radar, with a few more quarters of this type of growth I think we will be more and more noticeable to investors in Canada. I am confident we will have continued growth and we can soon meet our internal goal of a US listing.

I look forward to our next update to investors and I want to thank our investors for their partnership. Thank you and happy new year.